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                      CERTIFICATE OF LIMITED PARTNERSHIP OF

               AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.


         This Certificate of Limited Partnership of America First Real Estate Investment Partners, L.P. (the "Partnership") is being executed by the undersigned General Partner (the "General Partner") for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (6 DEL.C. Section 17-101 ET SEQ.).

                                    ARTICLE I

         The name of the limited partnership hereby formed is "America First Real Estate Investment Partners, L.P."

                                   ARTICLE II

         The address of the registered office of the Partnership in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801 and the name of its registered agent at that address for service of process on the Partnership in the State of Delaware is The Corporation Trust Company.

                                   ARTICLE III

         The name and business address of the General Partner of the Partnership is:

                              NAME                       BUSINESS ADDRESS

              America First Capital Source I L.L.C.      1004 Farnam Street
                                                         Suite 400
                                                         Omaha, Nebraska 68102

         IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 17th day of June, 1999.

                                                        GENERAL PARTNER

                                                        AMERICA FIRST CAPITAL
                                                        SOURCE I L.L.C.

                                                        By:  /s/ MICHAEL THESING
                                                             -------------------
                                                             Michael Thesing
                                                             Vice President